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- Equinor, Annual Report on Form 20-F 2021

1
De G o l y e r
and

Mac Naughton
5001 Spring V a l l e y Road
Suite

800

East

Dallas,

Texas

75244
March 17, 2022
Equinor ASA Forusbeen 50
N-4035

Stavanger Norway
Ladies and Gentlemen:
We hereby consent

to the references

to DeGolyer and

MacNaughton contained in the section

entitled “2.10 Operational
Performance; Proved Oil and Gas Reserves; Preparation

of reserves

estimates; DeGolyer

and MacNaughton

report” of the

Annual
Report on Form 20-F for the year ended December

31, 2021, of Equinor ASA (the Form 20-F),

to the inclusion of our report of third
party dated February 15, 2022, concerning

our independent

evaluation, as

of December

31, 2021,

of certain

properties in

which Equinor
ASA has

represented it

holds an

interest (our

Report of

Third Party),

which is

included as

an exhibit

to the

Form 20-F, and

to the
incorporation by

reference thereof of our Report of Third Party

in the Registration Statements on Form S-8

(File Nos. 333-121382,
333-168426, and 333-262601) pertaining to the

Equinor US Holdings Inc. Employee Share Purchase

Plan and in the Registration
Statement on Form F-3 (File No. 333-239808)

of Equinor ASA and Equinor Energy AS.
Very truly yours,
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716